AMERICAN INTERNATIONAL INDUSTRIES, INC.
(NasdaqCM: “AMIN”)
601 CIEN STREET, SUITE 235, KEMAH, TX 77565-3077
Tel: (281) 334-9479   Fax: (281) 334-9508
www.americanii.com       email: amin@americanii.com

FOR IMMEDIATE RELEASE

AMERICAN INTERNATIONAL INDUSTRIES, INC. ANNOUNCES DEFINITIVE
ASSET PURCHASE AGREEMENT WITH SHUMATE INDUSTRIES, INC. TO ACQUIRE SHUMATE MACHINE WORKS, AN ENERGY RELATED COMPANY

Houston / Kemah, Texas – September 3, 2008 American International Industries, Inc. (NasdaqCM: AMIN) and Shumate Industries, Inc. (OTCBB: SHMT) today announced that they have signed the Asset Purchase Agreement, whereby AMIN has agreed to purchase the assets of Shumate Machine Works Corporation ("SMW"), a subsidiary of SHMT, for approximately $6.7 million in cash, in large part to be financed through long-term debt by Stillwater National Bank and Trust, including assumption of certain liabilities. The closing of the proposed transaction is scheduled for October 1, 2008, subject to certain closing conditions.  Shumate Industries has already received its needed shareholder approval for the SMW divestiture at their special meeting of stockholders last month.

The purchase will be accounted for as an asset purchase, and the assets of SMW will be owned by a wholly-owned AMIN subsidiary named Shumate Energy Technologies, Inc.   SMW manufactures highly specialized equipment for energy industry customers including Baker Hughes, Halliburton Energy Services, Smith International, National Oil Well Varco, BJ Services Company, Canrig Drilling Technology, a Nabors Industries company, Enventure Global Technologies, FMC Technologies, Oceaneering Intervention Engineering, Shell Development, Weatherford International and other energy related companies.  SMW, which operates out of a 30,000 square foot manufacturing facility located in Conroe, Texas, had approximately $8 million in revenues and EBITDA of $1.4 million, after adjustment for non-recurring expenses, for the year ended December 31, 2007.

Shumate Energy Technologies will continue to manufacture select components for Hemiwedge Valve Corporation (“HVC”) in a strategic manufacturing alliance to support its anticipated significant growth, at HVC’s discretion. After the SMW divestiture, HVC will be the remaining subsidiary of SHMT, which is focused on commercializing its proprietary new valve product lines. AMIN understands that the Hemiwedge® Cartridge valve product line, commercialized in 2007 should gain significant momentum the later half of this year from the product approvals, recent additional end-customer approvals and added distribution channels.  Additionally, as part of the Asset Purchase Agreement, AMIN will become a significant shareholder in SHMT, supporting its Hemiwedge® product growth.

About American International Industries, Inc.

American International Industries, Inc. is a diversified holding company, with a business model similar to General Electric, Tyco International, and Berkshire Hathaway. The Company has holdings in Industry, Finance, and Real Estate in Houston, Texas and surrounding areas, and Oil & Gas. The vision of the Company is to develop holdings in various industries through acquisition of existing companies, applying the financial resources and management expertise to foster the growth and profitability of the acquired businesses. The holding company serves as a financial and professional partner to the management of the subsidiaries. The role of the holding company is to improve each subsidiary’s access to capital, achieve economies of scale by consolidating administrative functions, and utilize the financial and management expertise of corporate personnel across all units. The Company is continuing to work with management of the subsidiary companies to improve revenues, operations and profitability. For additional information on American International Industries, Inc. and its products, please visit http://www.americanii.com.

About Shumate Industries, Inc.

Shumate Industries, Inc. is a Texas-based energy field services company that incorporates new technologies to bring products to market leveraging its existing infrastructure, expertise and customer channels. The Company currently operates through two wholly owned subsidiaries: 1.) Shumate Machine Works, a contract machining and manufacturing division focused in oilfield tubular products, and 2.) Hemiwedge Valve Corporation, a proprietary new valve technology division. The Hemiwedge® division commercialized its Hemiwedge® Cartridge valve product line targeting oil, gas, process and power markets in early 2007 and is in prototype development of its Hemiwedge® sub-sea high pressure valve product line and a Hemiwedge® down-hole valve product line which it intends to commercialize via corporate partners. For additional information on Hemiwedge® technology and its products, please visit http://www.hemiwedge.com.

Private Securities Litigation Reform Act Safe Harbor Statement:

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those that we may anticipate in each of our segments reflected by our subsidiaries' operations include without limitations, continued value of our real estate portfolio, the strength of the real estate market in Houston, Texas as a whole, continued acceptance of the Company's products and services, increased levels of competition, new products and technology changes, the dependence upon financing, third party suppliers and intellectual property rights, the rules of regulatory authorities and risks associated with any potential acquisitions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof.

AMIN Investor Relations: Rebekah Ruthstrom Tel: 281-334-9479 email: amin@americanii.com

SHMT Investor Relations: Matt Flemming, CFO. Tel: 936-539-5770.